HealthEquity EVP of Sales and Marketing Leaving Company to Pursue New Leadership Opportunity

Draper, Utah – (GLOBE NEWSWIRE) – November 4, 2016 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), today announced that Matthew Sydney has resigned as Executive Vice President of Sales and Marketing of the Company to pursue a new leadership opportunity outside of HealthEquity. His resignation will be effective November 18, 2016. Steve Neeleman, Vice Chairman and founder of the Company will provide executive oversight of the sales and marketing team while HealthEquity searches for a permanent replacement.
“Matt has built a wonderful sales and marketing team and contributed to our growth in many ways during his tenure with us,” said Jon Kessler, Chief Executive Officer of HealthEquity. “We are grateful for Matt’s leadership and his dedication and passion for HealthEquity and wish him well in his new leadership role. We appreciate Steve Neeleman, our Vice Chairman and founder, for expanding his active role in the Company by providing executive oversight to the sales and marketing team during this transition.”
About HealthEquity
Founded in 2002, HealthEquity is one of the nation’s largest dedicated health savings custodians. The Company's innovative technology platform and tax-advantaged accounts help members build health savings, while controlling health care costs. HealthEquity services more than 2.3 million health savings accounts for 80 health plan partners and employees at more than 33,000 companies across the United States.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com